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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 17, 1997


                      LEXINGTON CORPORATE PROPERTIES, INC.
             (Exact Name of Registrant as specified in its charter)



          MARYLAND                     1-12386                    13-3717318
(State or other jurisdiction       (Commission File             (IRS Employer
      of incorporation)                 Number)              Identification No.)



                 355 LEXINGTON AVENUE, NEW YORK, NEW YORK 10017
               (Address of Principal Executive Offices) (Zip Code)



              Registrant's telephone number, including area code:
                                 (212) 692-7260



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

      On June 17, 1997, the Registrant and certain of its affiliates entered into a Purchase Agreement with Bear, Stearns & Co. Inc., McDonald & Company Securities, Inc. and UBS Securities LLC, as representatives of the underwriters named therein, providing for the issuance and sale of up to 3,220,000 shares of Common Stock, par value $0.0001, of the Registrant in a public offering. The public offering is expected to be consummated on or about June 23, 1997.


Item 7. Financial Statements, Pro Forma Information and Exhibits.

      (c) (1) Purchase Agreement dated June 17, 1997 among the Registrant, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P., LXP I, L.P., and LXP II, L.P., on the one hand, and Bear, Stearns & Co. Inc., McDonald & Company Securities, Inc. and UBS Securities LLC, on the other hand, (on their own behalf and as Representatives of the several underwriters named therein).

           (2) Pricing Agreement dated June 17, 1997 among the Registrant, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P., LXP I L.P., and LXP II, L.P., on the one hand, and Bear, Stearns & Co. Inc., McDonald & Company Securities, Inc. and UBS Securities LLC, on the other hand, and each of the named underwriters.

           (3) Opinion of Paul, Hastings, Janofsky & Walker LLP dated June 20, 1997 (including the consent of such firm).



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           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      LEXINGTON CORPORATE PROPERTIES, INC.



                                      By:  /s/ T. WILSON EGLIN
                                           -------------------------------------
                                           T. Wilson Eglin
                                           President and Chief Operating Officer


Date: June 20, 1997





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                                  Exhibit Index


      7(c)(1) Purchase Agreement dated June 17, 1997 among the Registrant, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P., LXP I, L.P., and LXP II, L.P., on the one hand, and Bear, Stearns & Co. Inc., McDonald & Company Securities, Inc. and UBS Securities LLC, on the other hand, (on their own behalf and as Representatives of the several underwriters named therein).

      7(c)(2) Pricing Agreement dated June 17, 1997 among the Registrant, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P., LXP I L.P., and LXP II, L.P., on the one hand, and Bear, Stearns & Co. Inc., McDonald & Company Securities, Inc. and UBS Securities LLC, on the other hand, and each of the named underwriters.

      7(c)(3) Opinion of Paul, Hastings, Janofsky & Walker LLP dated June 20, 1997 (including the consent of such firm).


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